
<ARTICLE>  5
<LEGEND>
"This schedule contains summary financial information extracted from Resort
Income Investors, Inc.'s Form 10-QSB for the six months ended June 30, 1998 and is qualified in its entirety by reference to such Form 10-QSB."
</LEGEND>


<PERIOD-TYPE>         6-MOS
<FISCAL-YEAR-END>          DEC-31-1998
<PERIOD-END>               JUN-30-1998
<CASH>                                     106,186
<SECURITIES>                               330,935
<RECEIVABLES>                              642,059
<ALLOWANCES>                                  0
<INVENTORY>                                   0
<CURRENT-ASSETS>                         3,004,180
<PP&E>                                        0
<DEPRECIATION>                                0
<TOTAL-ASSETS>                           3,004,180
<CURRENT-LIABILITIES>                      315,698
<BONDS>                                       0
<COMMON>                                 2,688,482
<PREFERRED-MANDATORY>                         0
<PREFERRED>                                   0
<OTHER-SE>                                    0
<TOTAL-LIABILITY-AND-EQUITY>             3,004,180
<SALES>                                       0
<TOTAL-REVENUES>                           159,238
<CGS>                                         0
<TOTAL-COSTS>                                 0
<OTHER-EXPENSES>                           288,996
<LOSS-PROVISION>                              0
<INTEREST-EXPENSE>                            0
<INCOME-PRETAX>                           (129,758)
<INCOME-TAX>                                  0
<INCOME-CONTINUING>                       (129,758)
<DISCONTINUED>                                0
<EXTRAORDINARY>                               0
<CHANGES>                                     0
<NET-INCOME>                              (129,758)
<EPS-PRIMARY>                                (0.03)
<EPS-DILUTED>                                (0.03)


NOTE: The above captions are specified in Exhibit 27, and contemplate that the entity is a going concern. As discussed in Note 1 to the Company's unaudited financial statements, the Company is in the process of liquidation as of June 30, 1998. The amounts above are presented with the caption that, in management's judgment, most closely correlates to respective financial statement captions used in the Company's financial statements.

